MORGAN STANLEY

                                                 MORGAN STANLEY & CO.
                                                 INCORPORATED
                                                 1251 AVENUE OF THE AMERICAS
                                                 NEW YORK, NEW YORK 10020
                                                 (212) 703-4000

                               Exchange Offer for
                     All Outstanding Shares of Common Stock
           (Including the Associated Preferred Stock Purchase Rights)
                                       of
                                  Borden, Inc.
                       By Exchanging for Each Such Share
                       A Number of Shares of Common Stock
                                       of
                           RJR Nabisco Holdings Corp.
                  Based on the Exchange Ratio Described Below
                                       by
                            Borden Acquisition Corp.
                    a corporation formed at the direction of
                         Kohlberg Kravis Roberts & Co.
                               ------------------
                THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE
        AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON               , 1994,
                     UNLESS THE EXCHANGE OFFER IS EXTENDED.
                               ------------------

                                                                November  , 1994

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

    We have been appointed by Borden Acquisition Corp., a New Jersey corporation (the "Purchaser"), to act as Dealer Manager in connection with the Purchaser's offer to exchange for shares of Common Stock, par value $.01 per share ("Holdings Common Stock"), of RJR Nabisco Holdings Corp., a Delaware corporation ("Holdings"), equal to the Exchange Ratio (as defined in the Offering Circular/Prospectus referred to below) all the outstanding shares of Common Stock, par value $.625 per share (the "Borden Shares"), of Borden, Inc., a New Jersey corporation ("Borden"), upon the terms and subject to the conditions set
forth in the Offering Circular/Prospectus, dated November   , 1994 (the
"Offering Circular/Prospectus"), and in the related Letter of Transmittal (which together constitute the "Exchange Offer") enclosed herewith. The Merger Agreement (as defined in the Offering Circular/Prospectus) provides that Borden will redeem the outstanding Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of January 28, 1986, as amended, between Borden and The Bank of New York, as Rights Agent, at a redemption price of one and two-thirds cents per Right immediately prior to consummation of the Exchange Offer. Unless and until the Rights have been redeemed, holders of Borden Shares will be required to tender one Right for each Borden Share tendered in order to effect a valid tender of such Borden Share. If the Distribution Date (as defined in the Offering Circular/Prospectus) has not occurred prior to the time Borden Shares are tendered pursuant to the Exchange Offer, a tender of Borden Shares will constitute a tender of the associated Rights. If the Distribution Date has occurred and certificates representing Rights ("Rights Certificates") have been distributed by Borden to holders of Borden Shares, such holders of Borden Shares shall be required to tender Rights Certificates representing a number of Rights equal to the number of Borden Shares being tendered in order to effect a valid tender of such Borden Shares. Holders of Borden Shares and Rights whose certificates for such Borden Shares (the "Share Certificates") and, if applicable, Rights Certificates are not immediately available or who cannot deliver their Share Certificates or, if applicable, their Rights Certificates, and all other required documents to the Exchange Agent (as defined below) prior to the Expiration Date (as defined in the Offering Circular/Prospectus), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Borden Shares and Rights according to the guaranteed delivery procedures set forth under "The Exchange Offer--Procedure for Tendering Shares of Borden Common Stock--Guaranteed Delivery" in the Offering Circular/Prospectus. Unless the context otherwise requires, all references to Borden Shares shall be deemed to refer also to the associated Rights, unless and until redeemed by Borden.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Borden Shares registered in your name or in the name of your nominee.

    The Exchange Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer a number of Borden Shares which, when added to any Borden Shares previously acquired by the Purchaser or Whitehall Associates, L.P. (other than pursuant to the Option (as defined in the Offering Circular/Prospectus)), represents more than 41% of the Borden Shares outstanding on a fully diluted basis (other than dilution due to the Rights). The Exchange Offer is also subject to other material terms and conditions, which Borden shareholders should carefully consider. See "The Exchange Offer--Certain Conditions of the Exchange Offer" and "Description of Merger Agreement and Conditional Purchase/Option Agreement" in the Offering Circular/Prospectus.

    Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

        1. The Offering Circular/Prospectus.

        2. The Letter of Transmittal to tender Borden Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Borden Shares.

        3. The Notice of Guaranteed Delivery for Borden Shares and Rights to be used to accept the Exchange Offer if Share Certificates (or Rights Certificates if applicable) are not immediately available or if such certificates and all other required documents cannot be delivered to First Chicago Trust Company of New York (the "Exchange Agent") by the Expiration Date or if the procedure for book-entry transfer cannot be completed by the Expiration Date.

        4. A printed form of letter which may be sent to your clients for whose accounts you hold Borden Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

        5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

        6. A return envelope addressed to First Chicago Trust Company of New York, the Exchange Agent.

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS
EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON              ,
                , 1994, UNLESS THE EXCHANGE OFFER IS EXTENDED.

    In order to take advantage of the Exchange Offer, (i) a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offering Circular/Prospectus) in connection with a book-entry delivery of Borden Shares or Rights, and other required documents should be sent to the Exchange Agent, and (ii) either Share Certificates representing the tendered Borden Shares (and, if applicable, tendered Rights) should be delivered to the Exchange Agent, or such Borden Shares (and, if applicable, tendered Rights) should be tendered by book-entry transfer into the Exchange Agent's account maintained at one of the Book-Entry Transfer

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Facilities (as described in the Offering Circular/Prospectus), all in accordance with the instructions set forth in the Letter of Transmittal and the Offering Circular/Prospectus.

    Unless and until the Rights are redeemed by Borden, shareholders will be required to tender one Right for each Borden Share tendered in order to effect a valid tender of such Borden Share. If separate Rights Certificates are not issued, a tender of Borden Shares will also constitute a tender of Rights. See "The Exchange Offer--Procedure for Tendering Shares of Borden Common Stock" in the Offering Circular/Prospectus for a discussion of procedures for tendering Rights in the event that a Distribution Date occurs and Rights Certificates are distributed to shareholders prior to the date of tender pursuant to the Exchange Offer. If, in accordance with the Merger Agreement, the Rights are redeemed by the Board of Directors prior to the consummation of the Exchange Offer, tendering shareholders who are holders of record as of the applicable record date will be entitled to receive and retain the redemption price of one and two-thirds cents per Right in accordance with the Rights Agreement.

    If holders of Borden Shares wish to tender, but it is impracticable for them to forward their Share Certificates or, if applicable, Rights Certificates, or other required documents on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under "The Exchange Offer-- Procedure for Tendering Shares of Borden Common Stock--Guaranteed Delivery" in the Offering Circular/Prospectus.

    The Purchaser will not pay any commissions or fees to any broker, dealer or other person (other than Morgan Stanley & Co. Incorporated (the "Dealer Manager"), the Exchange Agent and D.F. King & Co., Inc. (the "Information Agent") (as described in the Offering Circular/Prospectus)) for soliciting tenders of Borden Shares pursuant to the Exchange Offer. The Purchaser will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Borden Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Exchange Offer should be addressed to the Dealer Manager or the Information Agent, at their respective addresses and telephone numbers set forth on the back cover of the Offering Circular/Prospectus. Additional copies of the enclosed material may be obtained from the Information Agent.

                                          Very truly yours,


                                          MORGAN STANLEY & CO.
                                          Incorporated

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, THE DEALER MANAGER, BORDEN, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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